Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the VIASYS Healthcare Inc. Equity Incentive Plan of our report dated August 31, 2006 (except for the matters discussed in Notes 1, 17, 21, and 23, as to which the date is April 24, 2007) with respect to the consolidated financial statements and financial statement schedule of Cardinal Health, Inc. included in Cardinal Health, Inc.’s Current Report on Form 8-K dated April 26, 2007 and of our report dated August 31, 2006 with respect to management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cardinal Health, Inc. as of June 30, 2006 included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2006, filed with the U.S. Securities and Exchange Commission.

/s/ Ernst & Young LLP Ernst & Young LLP Columbus, Ohio July 3, 2007